           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer International Value Fund:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer International Value Fund on Form N-14 of our report dated June
12, 2008, appearing in the Combined Prospectus and Proxy Statement and in the
Statement of Additional Information, which are part of such Registration
Statement.

                              /s/ KPMG LLP
                              KPMG LLP

Denver, Colorado
September 8, 2008